EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-131360, 333-61042, 333-50282, 333-39316, 333-95467, 333-84221, 333-84039, 333-76279, and 333-71313) and on Form S-8 (Nos. 333-258471, 333-237898, 333-231175, 333-228406, 333-221515, 333-214706, 333-203596, 333-195455, 333-188085, 333-182042, 333-172128, 333-165435, 333-157099, 333-84704, 333-112605, 333-108942, 333-104692, 333-100236, 333-87946, 333-84704, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259, and 333-23565) of Sanmina Corporation of our report dated November 12, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
______________________
San Jose, California
November 12, 2021